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                                                       Exhibit 99.B(d)(3)(A)(i)

DIRECTED SERVICES, INC.
1475 Dunwoody Drive, West Chester, PA 19380


December 2, 2004


Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

     Pursuant to the Administrative Services Sub-Contract dated January 2, 2003, between Directed Services, Inc. and ING Funds Services, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Sub-Administrator to render such services to ING Pioneer Fund Portfolio and ING Pioneer Mid Cap Value Portfolio, each a new series of ING Investors Trust (the "New Funds"), effective May 2, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Funds to AMENDED SCHEDULE A of the Agreement.

     The AMENDED SCHEDULE A has also been updated (1) to reflect name changes for ING Goldman Sachs Internet Tollkeeper(SM) Portfolio to ING Goldman Sachs Tollkeeper(SM) Portfolio, ING Janus Growth and Income Portfolio to ING Legg Mason Value Portfolio, ING MFS Research Portfolio to ING Oppenheimer Main Street Portfolio(R) and ING Mercury Fundamental Growth Portfolio to ING Mercury Large Cap Growth Portfolio, and (2) by the removal of Fund For Life Series as this fund was recently dissolved.

     Please signify your acceptance to act as Sub-Administrator under the Agreement with respect to the New Funds, by signing below.

                                            Very sincerely,

                                            /s/ David Jacobson
                                            ------------------
                                            David Jacobson
                                            Senior Vice President


ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By:/s/ Michael J. Roland
   ------------------------
   Michael J. Roland
   Executive Vice President

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                               AMENDED SCHEDULE A

                                     TO THE

                      ADMINISTRATIVE SERVICES SUB-CONTRACT

                                     BETWEEN

                             DIRECTED SERVICES, INC.

                                       AND

                             ING FUNDS SERVICES, LLC

ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small Cap Portfolio
ING Developing World Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING Goldman Sachs Tollkeeper(SM) Portfolio
ING Hard Assets Portfolio
ING International Portfolio
ING Janus Special Equity Portfolio
ING Jennison Equity Opportunities Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Value Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING Mercury Focus Value Portfolio
ING Mercury Large Cap Growth Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Total Return Portfolio
ING Oppenheimer Main Street Portfolio(R)
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation Portfolio

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ING T. Rowe Price Equity Income Portfolio
ING UBS U.S. Balanced Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio

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